                                   Exhibit 3.1

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                   TSTV, INC.
                                  WITH AND INTO
                               TRUSERV CORPORATION


                  The undersigned corporations organized and existing under and by virtue of the General Corporation Law of Delaware, do hereby certify:

                  FIRST: That the name, status and state of incorporation of each constituent corporation is as follows:

                      Name                  Status        State of Incorporation
                      ----------------------------------------------------------
                      TruServ Corporation   Parent               Delaware
                      TSTV, Inc.            Subsidiary           Delaware

                  SECOND: That certain Agreement and Plan of Merger, dated as of December 29, 2004, to be effective as of December 31, 2004 (the "Agreement"), by and among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Boards of Directors of the constituent corporations in accordance with Section 253 of the General Corporation Law of the State of Delaware by adoption of the resolutions attached hereto as Exhibits A and B;

                  THIRD: That upon the effective date of December 31, 2004 of the merger contemplated hereby, the Surviving Corporation shall be TruServ Corporation, which name of such Surviving Corporation shall be changed to "True Value Company";

                  FOURTH: The Certificate of Incorporation of the Surviving Corporation shall be amended effective December 31, 2004 to effect the name change described in Paragraph THIRD;

                  FIFTH: That an executed copy of the Agreement is on file at the office of the Surviving Corporation, 8600 West Bryn Mawr, Chicago, Illinois 60631; and

                  SIXTH: That a copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of each constituent corporation.


                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Ownership and Merger this 29th day of December, 2004.



                                       TRUSERV CORPORATION


                                       By:      /s/ Cathy C. Anderson
                                           ----------------------------------
                                       Name:    Cathy C. Anderson
                                             --------------------------------
                                       Title:   Secretary
                                              -------------------------------



                                       TSTV, INC.


                                       By:      /s/ Cathy C. Anderson
                                           ----------------------------------
                                       Name:    Cathy C. Anderson
                                             --------------------------------
                                       Title:   Secretary
                                              -------------------------------